 ATTACHMENT A

NuCo2 Inc.

BENEFICIAL SECURITY OWNERSHIP TABLE AS OF August 25, 2003

A)         Securities Owned by / Affiliated with William P. Egan

Beneficial Owner (issued in the name of)                Security Description                                        Date Acquired

William P. Egan                                               131,000 sh Common Stock                                        Various times from 6/29/98 thru 4/19/00
The William P. Egan 1985 Children's Trust (1) (2)        123,750 sh Common Stock                                        Various times from 6/29/98 thru 12/31/98; 3/3/03 thru 3/10/03
The William P. Egan 1986 Children's Trust (1) (2)         62,050 sh Common Stock                                   Various times from 6/29/98 thru 4/24/00

Total Shares of Common Stock:                                316,800

KBGM LLC (2a)                                        $2,000,000 16.3% Nonconvertible Subordinated Note due 2009        8/25/03
"          "       "                                Warrant to purchase 20,000 shares of Common Stock                8/25/03

B)         Securities Owned by / Affiliated with Craig L. Burr

Beneficial Owner (issued in the name of)                Security Description                                        Date Acquired

Craig L. Burr                                               131,000 sh Common Stock                                        Various times from 11/4/97 thru 6/12/98
The Craig L. Burr 1986 Children's Trust (3) (4)               131,000 sh Common Stock                                        Various times from 11/4/97 thru 6/12/98
    "      "    "    "       "                          200,000 sh Common Stock                                        5/24/99
Matthew Burr (5)                                        26,150 sh Common Stock                                        7/22/98 and 7/24/98
Lander Burr (6)                                        26,150 sh Common Stock                                    7/22/98 and 7/24/98

                Total Shares of Common Stock:               514,300

Craig L. Burr                                               Warrant to purchase 25,000 shares of Common Stock                8/25/03
Bettina Looram Privatstiftung (2)                        $3,000,000 16.3% Nonconvertible Subordinated Note due 2009        8/25/03
"             "             "                            Warrant to purchase 30,000 shares of Common Stock                8/25/03

Craig L. Burr                                               Director's Common Stock Options for 28,000 shares                Various dates from 5/26/99 thru 3/12/03

C) Summary
                                                                Total Securities

William P. Egan & affiliated entities                                316,800 sh Common Stock
                                                               $2,000,000 Nonconvertible Senior Subordinated Note
                                                               Warrant to purchase 20,000 shares of Common Stock

Craig L. Burr & affiliated entities                                514,300 sh Common Stock
                                                               $3,000,000 Nonconvertible Senior Subordinated Note
                                                               Warrants to purchase 55,000 shares of Common Stock
                                                               Director's Stock Options for 28,000 shares of Common Stock

        Total Common Shares, Options and Warrants:                934,100 (7)

Total shares of NuCo2 issued & outstanding as of 12/31/02:      10,633,405            8.78%

(1)        of which Mr. Egan, a principal of Burr, Egan, Deleage & Co. (a venture capital firm founded by Mssrs. Craig L. Burr, William P. Egan and Jean Deleage), is neither a trustee nor claims any beneficial ownership.

(2)        of which Mr. Burr, a principal of Burr, Egan, Deleage & Co. (a venture capital firm founded by Mssrs. Craig L. Burr, William P. Egan and Jean Deleage), is a trustee but disclaims all beneficial ownership.

(2a) KBGM LLC was solely formed to invest in the NuCo2 $2,000,000 16.3% Nonconvertible Senior Subordinated Notes due 2009 and Warrant to purchase 20,000 shares of Common Stock transaction. Mr. Egan, a Managing Member of KBGM, has 15% of the investment attributable to him personally; 60% of the investment is attributable to the William P. Egan 1985 Children's Trust and 25% of the investment is attributable to the Duniry Foundation (of which Mr.
Egan is a trustee). Mr. Egan disclaims beneficial ownership of all the KBGM securities except for the 15% personally attributable to him as an individual.

(3)        of which Mr. Burr, a principal of Burr, Egan, Deleage & Co. (a venture capital firm founded by Mssrs. Craig L. Burr, William P. Egan and Jean Deleage), is neither a trustee nor claims any beneficial ownership.

(4)        of which Mr. Egan, a principal of Burr, Egan, Deleage & Co. (a venture capital firm founded by Mssrs. Craig L. Burr, William P. Egan and Jean Deleage), is a trustee but disclaims all beneficial ownership.

(5)   of which Matthew Burr, a son of Craig L. Burr, is the beneficial owner and to which Craig L. Burr disclaims beneficial ownership.

(6)    of which Lander Burr, a son of Craig L. Burr, is the beneficial owner and to which Craig L. Burr disclaims beneficial ownership.

(7)        Mr. Burr and Mr. Egan may consult with each other in connection with the acquisition and disposition of shares of NuCo2 Inc.